News Release FOR IMMEDIATE RELEASE Investor Relations Contacts: Chuck Coppa, CFO American Power Group Corporation 781-224-2411 ccoppa@americanpowergroupinc.com Mike Porter Porter, LeVay, & Rose, Inc. 212-564-4700 mike@plrinvest.com American Power Group Corporation Announces Expansion and Extension Of Its Primary Credit Facility With Iowa State Bank to 2026 $3.0 Million To Be Amortized Over Ten Years; New $500,000 Working Capital Line Added Lynnfield, MA – September 19, 2016 - American Power Group Corporation (OTCQB: APGI) today announced that its subsidiary, American Power Group, Inc.’s primary lender, Iowa State Bank, an Algona, Iowa institution, has agreed to convert the Company’s outstanding loan balance of $3 million into a ten-year term loan with monthly payments starting in December 2016 and provide a new $500,000 secured working capital line with an initial maturity of September 2017. In addition, Matt Van Steenwyk and Neil Braverman, two members of the Company’s Board of Directors, have each agreed, severally and not jointly, to guaranty the payment of up to $1,750,000 of the obligations due under the credit facility. Specific details of this transaction can be found in the Company’s Form 8-K, which will be filed with the Securities and Exchange Commission later today. Chuck Coppa, American Power Group’s Chief Financial Officer, stated, “The expansion and extension of our primary loan through 2026 once again demonstrates Iowa State Bank’s continued support of our business plan and strategic direction. The implementation of the new credit facility provides us access to $900,000 of additional working capital not previously available.” Mr. Coppa added, “The fact that Matt and Neil have each agreed to individually guaranty up to $1.75 million of our ISB obligations speaks volumes to their level of commitment to American Power Group and our industry leading efforts”. Lyle Jensen, American Power Group’s CEO commented, “Being able to move a significant amount of our debt from short-term to long-term coupled with a new working capital line of credit are critical pieces of our business model in supporting the planned fiscal 2017 growth previously discussed in our most recent investor conference call. We greatly appreciate Iowa State Bank’s continued support and cooperation in helping us become a leader in the dual fuel and flare capture and recovery businesses.” About American Power Group Corporation American Power Group’s subsidiary, American Power Group, Inc. provides cost effective products and services that promote the economic and environmental benefits of our alternative fuel and emission reduction technologies. Our patented Turbocharged Natural Gas® Dual Fuel Conversion Technology is a unique non-invasive software driven solution that converts existing vehicular and stationary diesel engines to run concurrently on diesel and various forms of natural gas including compressed natural gas, liquefied natural gas, conditioned well-head/ditch gas or bio-methane gas with the flexibility to return to 100% diesel fuel operation to avoid any natural gas range anxiety. Depending on the fuel source and operating profile, our EPA and CARB approved dual fuel conversions seamlessly displace 45% - 65% of

American Power Group Corporation Press Release September 19, 2016 ________ Page 2 diesel fuel with cleaner burning natural gas resulting in measurable reductions in nitrous oxides (NOx) and other diesel- related emissions. Through our Trident Associated Gas Capture and Recovery Technology, we provide oil and gas producers a flare capture service solution for associated gases produced at their remote and stranded well sites. These producers are under tightening regulatory pressure to capture and liquefy the flared gases at their remote and stranded well sites or face significant oil output reductions. With our proprietary Flare to Fuel™ process technology we can convert these captured gases into natural gas liquids (“NGL”) which can be sold as heating fluids, emulsifiers, or be further processed by refiners. Given pending federal methane capture regulations, we anticipate our next generation NGL processing systems will have the capability to convert the residual flared methane into pipeline quality natural gas that can be sold for a variety of dedicated and dual fuel vehicular, stationary, industrial and household uses. See additional information at: www. americanpowergroupinc.com Caution Regarding Forward-Looking Statements and Opinions With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements and opinions, including, but not limited to, statements relating to new markets, development and introduction of new products, and financial and operating projections. These forward-looking statements and opinions are neither promises nor guarantees, but involve risk and uncertainties that may individually or mutually impact the matters herein, and cause actual results, events and performance to differ materially from such forward-looking statements and opinions. These risk factors include, but are not limited to, the fact that, our dual fuel conversion business has lost money in the last seven consecutive fiscal years and our flare gas capture and recovery business has yet to generate measurable revenues, the risk that we may require additional financing to grow our business, the fact that we rely on third parties to manufacture, distribute and install our products, we may encounter difficulties or delays in developing or introducing new products and keeping them on the market, we may encounter lack of product demand and market acceptance for current and future products, we may encounter adverse events economic conditions, we operate in a competitive market and may experience pricing and other competitive pressures, we are dependent on governmental regulations with respect to emissions, including whether EPA approval will be obtained for future products and additional applications, the risk that we may not be able to protect our intellectual property rights, factors affecting the Company's future income and resulting ability to utilize its NOLs, the fact that our stock is thinly traded and our stock price may be volatile, the fact that we have preferred stock outstanding with substantial preferences over our common stock, the fact that the conversion of the preferred stock and the exercise of stock options and warrants will cause dilution to our shareholders, the fact that we incur substantial costs to operate as a public reporting company and other factors that are detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended September 30, 2015 and the Company's quarterly reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements and opinions, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements and opinions that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.